BY-LAWS

                                       OF

                           VIRILITEC INDUSTRIES, INC.

                            (A Delaware Corporation)

                                    ARTICLE I

                                     OFFICES

1.       OFFICE.

                  The registered office of the corporation shall be located in the State of Delaware, County of New Castle, City of Wilmington, and the name of the registered agent at such office shall be The Corporation Trust Company.

2.       ADDITIONAL OFFICES.

                  The corporation may also have offices and places of business at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

1.       CERTIFICATES REPRESENTING SHARES.

                  Certificates representing shares shall set forth thereon the statements prescribed by any applicable provision of law and shall be signed by the Chairman of the Board of Directors, President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. The signature of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                  A Certificate representing shares shall not be issued until the full amount of consideration therefor has been paid except as the General Corporation Law may otherwise permit.

                  No Certificate representing shares shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of

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indemnity  in such  amount,  upon such terms and  secured by such  surety as the
Board of Directors may in its discretion require.

2.       FRACTIONAL SHARE INTERESTS.

                  The corporation may issue certificates for fractions of a share where necessary to effect transactions authorized by the General Corporation Law which shall entitle the holder in proportion to his fractional holdings, to exercise voting rights, receive dividends and participate in liquidating distributions; or it may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

3.       SHARE TRANSFERS.

                  Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the share record of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

4.       RECORD DATE FOR STOCKHOLDERS.

                  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless the directors fix a new record date under this paragraph for the adjourned meeting.

         MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "stockholder" or "stockholders" refers to an outstanding share or shares and to a holder or holders of record of

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outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

5.       MEETINGS.

         TIME. The annual meeting shall be held on the date fixed, from time to time, by the directors, provided, that each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date fixed by the directors except when the General Corporation Law confers the right to fix the date upon stockholders.

         PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, or, whenever stockholders entitled to call a special meeting shall call the same, the meeting shall be held at the office of the corporation in the State of Delaware.

         CALL. Annual meetings may be called by the directors or by any officer instructed by the directors to call the meeting or by the President. Special meetings may be called in like manner except when the directors are required by the General Corporation Law to call a meeting, or except when the stockholders are entitled by said Law to demand the call of a meeting.

         NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. The notice of all meetings shall be in writing, shall state the place, date, and hour of the meeting, and shall state the name and capacity of the person issuing the same. The notice for a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by first class mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, to each stockholder at his record address or at such other address which he may have furnished by notice in writing to the Secretary of the corporation. If a meeting is adjourned to another time or place, and if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment,

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fix a new record date for the adjourned meeting. Notice of a meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, before or after the meeting. The attendance of a stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

         STOCKHOLDER LIST. There shall be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

         CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by any one of the following officers--the Chairman of the Board, if any, the President, a Vice President, or, if none of the foregoing is in office and present, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as Secretary of the meeting, but if neither the Secretary nor Assistant Secretary is present, the chairman of the meeting shall appoint a Secretary of the meeting.

         PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by the General Corporation Law.

         INSPECTORS OF ELECTION. The directors, in advance of any meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and, on the request of any stockholder shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all

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votes, ballots or consents,  determine the result and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by him or them.

         QUORUM. Except as the General Corporation Law and these By-Laws may otherwise provide, the holders of a majority of the outstanding shares shall constitute a quorum at a meeting of stockholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn the meeting despite the absence of a quorum.

         VOTING. Each share shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the Certificate of Incorporation or the General Corporation Law prescribe a different proportion of votes.

6.       STOCKHOLDER ACTION WITHOUT MEETINGS.

         Any action required to be taken, or any action which may be taken, at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than one-half (1/2) of the votes entitled to vote thereon had there been an actual meeting and they were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.


                                   ARTICLE III

                               BOARD OF DIRECTORS


1.       FUNCTIONS AND DEFINITIONS.

                  The business of the corporation shall be managed by its Board of Directors. The word "director" means any member of the Board of Directors. The use of the phrase "entire board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

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2.       QUALIFICATIONS AND NUMBER.

                  Each director shall be at least eighteen years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.

                  The initial Board of Directors shall consist of two (2) people. Thereafter, the number of directors constituting the entire board may be fixed from time to time by action of the directors or of the stockholders. The number of directors may be increased or decreased by action of directors or stockholders, provided that any action of the directors to effect such increase or decrease shall require the vote of a majority of the entire board. No decrease shall shorten the term of any incumbent directors.

3.       ELECTION AND TERM.

                  Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of the remaining directors then in office, although less than a quorum exists.

4.       MEETINGS.

         TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

         PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

         CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, or the President, or of a majority of the directors in office. A regular meeting should be held quarterly.

         NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral or any other mode of notice of the time and place of special meetings shall be given to each director twenty-four hours prior to the meeting. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

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         QUORUM AND ACTION.  A majority of the entire  Board shall  constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as otherwise provided herein or in any applicable provision of law, the vote of a majority of the directors present at the time of the vote at a meeting of the Board, if a quorum is present at such time, shall be the action of the Board.

         CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present, shall preside at all meetings. Otherwise, the President, if present, or any other director chosen by the Board, shall preside.

5.       REMOVAL OF DIRECTORS.

                  Any or all of the directors may be removed for cause or without cause by the stockholders.

6.       COMMITTEES OF DIRECTORS.

                  The Board of Directors may, by resolution passed by a majority of the entire Board, designate from their number one or more directors to constitute an Executive Committee which shall possess and may exercise all the powers and authority of the Board of Directors in the management of the affairs of the corporation between meetings of the Board (except to the extent prohibited by applicable provisions of the General Corporation Law), and/or such other committee or committees, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. All such committees shall serve at the pleasure of the Board. Each committee shall keep regular minutes of its meetings and report the me to the Board of Directors when required.

7.       CONFERENCE TELEPHONE.

                  Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Such participation shall constitute presence in person at such meeting.

8.       ACTION IN WRITING.

                  Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action, and the

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resolution  and the written  consents  thereto are filed with the minutes of the proceedings of the Board or committee.

                                   ARTICLE IV

                                    OFFICERS

1.       EXECUTIVE OFFICERS.

                  The directors may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice Presidents (one or more of whom may be denominated "Executive Vice President"), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as they may determine. Any two or more offices may be held by the same person.

2.       TERM OF OFFICE; REMOVAL.

                  Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next meeting of stockholders and until his successor has been elected and qualified. The Board of Directors may remove any officer for cause or without cause.

3.       AUTHORITY AND DUTIES.

                  All officers, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in these By-Laws, or, to the extent not so provided, by the Board of Directors.

4.       THE PRESIDENT.

                  The President shall be the chief executive officer of the corporation. Subject to the direction and control of the Board of Directors, he shall be in general charge of the business and affairs of the corporation.

5.       VICE PRESIDENTS.

                  Any Vice President that may have been appointed, in the absence or disability of the President shall perform the duties and exercise the power of the President, in the order of their seniority, and shall perform such other duties as the Board of Directors shall prescribe.

6.       THE SECRETARY.

                  The Secretary shall keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors.

7.       THE TREASURER.

                  The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.


                                    ARTICLE V

                                BOOKS AND RECORDS

                  The books of the corporation may be kept within or without the State of Delaware, at such place or places as the Board of Directors may, from time to time, determine. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

                                   ARTICLE VI

                                 CORPORATE SEAL

                  The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe.

                                   ARTICLE VII

                                   FISCAL YEAR

                  The fiscal year of the corporation shall be as fixed by the Board of Directors.

                                  ARTICLE VIII

                              CONTROL OVER BY-LAWS

                  The stockholders entitled to vote in the election of directors or the directors may amend or repeal the By-Laws and may adopt new By-Laws.

                                   ARTICLE IX

                                    INDEMNITY

                  Any  person who was or is a party or  threatened  to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, join venture, trust or other enterprise (including employee benefit plans) (hereinafter an "indemnitee"), shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of the proceeding, whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe such conduct was unlawful.

                  Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court in which such suit or action was brought, shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court shall deem proper.

                  All reasonable expenses incurred by or on behalf of the indemnitee in connection with any suit, action or proceeding, may be advanced to the indemnitee by the corporation.

                  The rights to indemnification and to advancement of expenses conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  The indemnification and advancement of expenses provided by this section shall continue as to a person who has ceased to be a director officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  If any provision of this Article is determined to be unenforceable in whole or in part, such provision shall nonetheless be enforced to the fullest extent permissible it being the intent of this Article to provide indemnification to all persons eligible hereunder to the fullest extent permitted under law. Accordingly, if the law is changed in any way, whether by act of the Legislature or by a court, these provisions shall be deemed amended to include such changes.